SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 1999

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                               CYBER DIGITAL, INC.
             (Exact name of registrant as specified in its charter)


        New York                          0-13992                11-2644640
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
incorporation or organization)                               identification no.)


    400 Oser Avenue, Suite 1650
       Hauppauge, New York                                         11788
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (516) 231-1200

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Item 5.  Other Events.

      Cyber Digital, Inc., a New York corporation (the "Company"), entered into a Securities Purchase Agreement (the "Agreement"), dated as of September 30, 1999, with the Purchaser named therein (the "Purchaser") (attached hereto as Exhibit 10.1).

      In connection with the Agreement, the Company authorized a new series of its Preferred Stock, par value $0.05 per share, called the Series D1 Convertible Preferred Stock (the "Preferred Stock"). As set forth in the Company's Certificate of Amendment to its Certificate of Incorporation for the Preferred Stock (the "Certificate of Amendment") (included as part of the Company's Composite Amended & Restated Certificate of Incorporation attached hereto as
Exhibit 3.1), the Preferred Stock is convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a price that is equal to the amount obtained by multiplying 100% (subject to adjustment) by either (i) that price of the Common Stock which shall be computed as the arithmetic average of the three lowest Closing Sales Prices (as defined in the Certificate of Amendment) of the Common Stock during the twenty consecutive trading days immediately preceding the date of such determination and (ii) the Closing Bid Price (as defined in the Certificate of Amendment) on such date, whichever is lower. Such amount shall not, in any case, exceed $5.43 subject to certain adjustments as set forth in the Certificate of Amendment.

      Pursuant to the Agreement, the Purchaser has purchased an aggregate of 3,000 shares of the Company's Series D1 Preferred Stock, par value $0.05 per share (the "Preferred Stock"), and a warrant to purchase 190,678 shares of the Company's Common Stock (the "Warrant") for an aggregate purchase price of $3,000,000 (attached hereto as Exhibit 4.1). The price at which the Warrant is exercisable is $5.70.

      Subject to certain conditions as set forth in the Agreement, the Purchaser is also required to buy and the Company is required to sell (i) an additional 2,000 shares of Preferred Stock and (ii) warrants to purchase a number of shares of Common Stock based on a formula set forth in the Agreement.

      Contemporaneously with the execution and delivery of the Agreement, the parties also executed a Registration Rights Agreement, pursuant to which the Company has agreed to provide to the Purchaser certain registration rights under the federal securities laws and the rules and regulations promulgated thereunder (attached hereto as Exhibit 4.2).

      In connection with the transaction as set forth in the Agreement, the Zanett Securities Corporation, financial advisor to the Company, has been issued a warrant to purchase 30,000 shares of the Company's Common Stock (the "Zanett Warrant") in partial consideration for services rendered to the Company. The Zanett Warrant is in a form substantially the same as the Warrant issued to the Purchaser and attached hereto as Exhibit 4.1.

      The Company has described the events set forth herein in a press release dated the date hereof (attached hereto as Exhibit 99.1).


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Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

(c)      Exhibits

      Exhibit List

Exhibit 10.1 Securities Purchase Agreement, dated as of September 30, 1999, by and among Cyber Digital, Inc., a New York corporation ("the Company") and the Purchaser named therein.

Exhibit 3.1 Composite Amended & Restated Certificate of Incorporation, including the Certificate of Amendment to the Company's Certificate of Incorporation, filed with the Secretary of State of New York on October 4, 1999 regarding the Series D1 Preferred Stock.

Exhibit  4.1      Warrant Agreement.

Exhibit 4.2 Registration Rights Agreement, dated as of September 30, 1999, by and among the Company and the Purchaser named therein.

Exhibit 99.1      Press Release.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Cyber Digital, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    October 7, 1999                          CYBER DIGITAL, INC.


                                                  By: /s/ J.C. Chatpar
                                                     ---------------------------
                                                     Name:  J.C. Chatpar
                                                     Title:  President


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